Filed Pursuant to Rule 424(b)(5)

Registration No. 333-272889

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 11, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus Dated July 21, 2023)

Datasea Inc.

                        SHARES OF COMMON STOCK AND PRE-FUNDED WARRANTS

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering         shares of our common stock, par value $0.001 per share. Each share of common stock is being sold at a price of $       . We are also offering         pre-funded warrants (each a “Pre-funded Warrant”) to purchase up to         shares of common stock, exercisable at an exercise price of $0.001 per share, to those purchasers whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% or 9.99% of our shares immediately following the consummation of this offering. The purchase price of each Pre-funded Warrant is $         , which equals the price per share being sold to the public in this offering, minus $0.001. The Pre-funded Warrants will be immediately exercisable upon issuance until exercised in full.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Inc. and its subsidiaries, and references to “Datasea” refers to Datasea Inc., our Nevada holding company.

Datasea’s common stock is listed on the Nasdaq Capital Market and traded under the symbol “DTSS.” There is no established trading market for the Pre-funded Warrants and we do not intend to apply for listing of the pre-funded warrants on any national securities exchange. On September 8, 2023, the closing price of Datasea’s common stock was $0.5101 per share. The total aggregate market value of all of Datasea’s outstanding common stock is approximately $31,673,912, and the aggregate market value of Datasea’s outstanding common stock held by non-affiliates is approximately $12,838,701, based on 27,784,133 total shares of outstanding common stock as of September 11, 2023, of which 11,262,018 shares are held by non-affiliates, 16,522,115 shares are held by affiliates, and a per share price of $1.14 which is the closing price on August 7, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will Datasea sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of Datasea’s common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of Datasea’s common stock held by non-affiliates is less than $75,000,000. Datasea has not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Datasea is not a Chinese operating company but a Nevada holding company with operations conducted by our subsidiaries based in China. We currently conduct our business substantially through our variable interest entity, or VIE, Shuhai Information Technology Co., Ltd. (“Shuhai Beijing”), and the VIE’s subsidiaries incorporated in China. This structure involves unique risks to investors. The contractual arrangements through which we control our VIE have also not been tested in the courts of the People’s Republic of China (“PRC” or China) and there is substantial uncertainty as to whether they are legally enforceable in the PRC. Such VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold direct equity interests in our Chinese operating subsidiaries. There is a possibility that Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, and this could cause the value of such securities to significantly decline or become worthless. See “Prospectus Supplement Summary—Cautionary Statement Regarding our Variable Interest Entity Structure” in this prospectus supplement and “Risk Factors—Risks Relating to Our Corporate Structure” in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Our business operations are primarily based in China, and our VIE and its subsidiaries are subject to certain legal and operational risks associated with being based in China. On December 28, 2021, the Cyberspace Administration of China (“CAC”), and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus supplement, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”), issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. We are required by the Trial Measures to submit a filing to the CSRC and complete the filing procedures of any overseas public offering, but there is no certainty that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. It remains highly uncertain the impact of such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and list on an U.S. or other foreign exchange. As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Prospectus Supplement Summary—Cautionary Statement Regarding Doing Business in China”.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the Public Company Accounting Oversight Board (“PCAOB”) is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our auditor, an independent registered public accounting firm that issued the audit report incorporated by reference by this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California and has been inspected by the PCAOB on a regular basis, and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets. See “Prospectus Supplement Summary — The Holding Foreign Companies Accountable Act”.

Investing in Datasea’s securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement and on page 14 of the accompanying prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total(2)
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Offering proceeds to us, before expenses	$	$	$

(1)	See “Underwriting” beginning on page S-22 of this prospectus supplement for additional information regarding total underwriting compensation. For example, we have agreed to reimburse the underwriter for certain expenses.
(2)	Assumes the underwriter does not exercise its over-allotment option.

We have granted the underwriter an option for a period ending 45 days after the closing date of this offering to purchase up to an additional     shares of common stock and/or            Pre-funded Warrants at the public offering price, less the underwriting discounts, solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts will be $      , and the total proceeds to us, before expenses, will be $

Delivery of the shares of common stock and Pre-funded Warrants will be made through the book-entry facilities of The Depository Trust Company and is expected to be made on or about      , 2023, subject to customary closing conditions.

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus supplement is September     , 2023.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock and Pre-funded Warrants. Before buying any of the common stock and Pre-funded Warrants that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the information contained in any document incorporated by reference into this prospectus supplement or the accompanying prospectus that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus —the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on July 17, 2023, as amended, with the SEC using a “shelf” registration process with respect to up to $90,583,574 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on July 21, 2023.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock and Pre-funded Warrants.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy our common stock and Pre-funded Warrants under this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement and the accompanying prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock and Pre-funded Warrants or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

Datasea Inc. (“Datasea,” the VIE, as defined below, and our subsidiaries, collectively, the “Company” or “We” or “Us” or “Our”) is a leading provider of products, services, and solutions for enterprise and retail customers in three converging and innovative industries: intelligent acoustic, 5G messaging and smart city technology. The Company possesses proprietary and cutting-edge technologies that build a solid foundation to design, develop and supply a broad range of solutions in each industry.

Datasea’s vision is to become a global leader in Digital Intelligent and “Intelligent Acoustics” Technology, to innovate and provide advanced technology to a broad client base, and within a decade, to evolve into a multinational company with a U.S. entity as the core of its business operations.

Datasea was incorporated in Nevada on September 26, 2014 and is a holding company with no material operations of its own. We incorporated a wholly owned subsidiary, Datasea Acoustics LLC in the State of Delaware, USA on July 31, 2023. Datasea conducts a substantial majority of its operations through operating entities established in the PRC, primarily through a variable interest entity (“VIE”), Shuhai Beijing.

Datasea does not have any equity ownership of the VIE, but instead Datasea controls and receives the economic benefits of the VIE’s business operations through certain contractual arrangements. The contractual agreements are not equivalent to equity ownership in the business of the VIE, but instead enable us to consolidate the financial results of the VIE and its subsidiaries with Datasea’s corporate group under U.S. GAAP, making Datasea the primary beneficiary of the VIE for accounting purposes. Such VIE agreements have not been tested in a court of law in the PRC. Shares of common stock of our Nevada holding company, Datasea, that maintains service agreements with the associated operating companies, are currently listed on the Nasdaq Capital Market.

Business Strategy

Datasea intends to accomplish its business objectives by diversifying its product portfolio, improving operating efficiency and accelerating market reach and client acquisition.

Datasea believes sustaining growth and remaining competitive depends on leveraging technological innovation to provide customers with more quality and convenient options. With a combination of comprehensive solutions for hardware and software products, Datasea not only can flexibly meet different needs of customers but also serve customers on a large scale. The Company is committed to staying ahead of emerging market trends, creating diverse revenue resources, and continuously improving its business model.

Meanwhile, Datasea is aware of global environmental issues, and the physical and transitional risks a business will be exposed with the global transition to more sustainable and socially responsible economy. To better assess and manage material Environmental, Social and Governance (ESG) risks and impacts on stakeholders, as well as identify opportunities to improve sustainability and stakeholder relations. Datasea decided to adopt an ESG analysis framework to understand and mitigate ESG risks, identify opportunities, and make strategic decisions that support long-term success and resilience.

Intelligent Acoustics:

Shuhai Beijing, in tandem with its wholly-owned subsidiaries, Shuhai Jingwei (Shenzhen) Information Technology Co., Ltd. (“Shuhai Jingwei”) and Shuhai (Shenzhen) Acoustic Effect Technology Co., Ltd. (“Shuhai Acoustic Effect”), exemplifies a commitment to pioneering within the realm of intelligent acoustic solutions. This innovative field synergizes the foundational theories of acoustics with the dynamism of artificial intelligence, enabling the collection and processing of acoustic data to address intricate challenges.

The potential for real-world applications of intelligent acoustics is vast. To champion this novel technology on both domestic and global fronts, Shuhai Beijing, Shuhai Jingwei, and Shuhai Acoustic Effect are directing their expertise towards advancements in ultrasonic, infrasound, and directional sound within the sphere of Intelligent Acoustics. Current product lines prominently feature ultrasonic disinfection and sterilization, medical ultrasonic cosmetology, acoustic medical care, and acoustic agriculture. Leveraging Datasea’s state-of-the-art intelligent acoustic, the company has introduced a range of ultrasonic sterilization products under the “Hailijia” brand. These products, tailored for in-vehicle, restroom, and general air disinfection, are especially pertinent for locations like hospitals, airports, and logistics hubs. This technology harnesses ultrasound to eradicate virus and bacterial threats at their origin, boasting a sterilization efficacy surpassing 99.9%, making it indispensable for both households and public spaces.

Datasea’s Ultrasonic Sound Sterilization and Antivirus Equipment stand out as pioneering products, integrating ultrasonic disinfection with optics tailored against Covid-19.

This technology capitalizes on the mechanical, thermal, and cavitation effects of ultrasound. When stimulated by ultrasound, microorganisms, including the coronavirus, undergo significant vibrational strains, disrupting the virus’s outer shell and internal RNA. The rapid movement of protons within the ultrasound eventually devastates microbial structures, annihilating harmful pathogens.

Furthermore, acknowledging market needs, Datasea has unveiled products like “Deep Sleep Treasure” and “Skin Repair Cosmetology Robot” with an upcoming market launch. These initiatives, derived from intelligent acoustic, align with Datasea’s strategy to cater to niche market requirements and to consistently diversify their product portfolio.

In a strategic move to mark its presence in the global arena, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, USA, on July 31, 2023. This venture underlines Datasea’s dedication to “Intelligent Acoustics” and marks its ambition to offer avant-garde antiviral acoustic solutions to the US market, reaching an ever-growing consumer audience.

5G Messaging:

Datasea’s VIE entity, Shuhai Beijing, through its subsidiary Guohao Century (Beijing) Technology Ltd. (“Guohao Century”), strives to increase and improve how people and businesses communicate, while delivering brands a platform to engage, convert and efficiently nurture buying relationships by leveraging 5G messaging service.

The 5G messaging service is known as Rich Communication Suite, or RCS and integrates phones, messages, and contacts. Specifically, this communication suite enables users to enjoy various effective interfaces with integrated messages, including texts, pictures, audio, video and emojis, as well as status, location and other communication capabilities. It has the characteristics of high touch rate, rich media, strong interactivity, convenient service, and high security.

5G technology can create a new message ecosystem in which customers and enterprises can directly and efficiently connect via short messages on mobile phone terminals. When businesses apply 5G messaging to marketing initiatives, faster speeds, better transmission quality, and lower latency create new and improved customer experience.

As a leading service provider in China’s 5G communication field, Datasea has several primary products and services targeting different customers and needs:

1.

5G Message-Marketing Cloud Platform (“5G MMCP”) .

The 5G MMCP aims to provide an all-in-one solution to all the communication and marketing needs of merchants and customers from early communication, sales, and later maintenance.

2.

5G Integrated Messaging Marketing Cloud Platform (“5G IMMCP”).

The 5G IMMCP provides connection with existing clients through applications such as SMS, email, WeChat, applet, APP Push and third-party tools and manages users.

3.

“Smart Push.”

A new precision marketing solution that integrates 5G technology, big data, and data mining to transform marketing experiences. Because 5G wireless can accurately pinpoint locations, a retailer, when using this integrated solution, can see who is near the store and immediately trigger SMS and video SMS to promote products or services to the nearby customer.

4.

“5G Top Up business.”.

Guohao Century is a service provider and supplier of digital products, and the independently developed 5G message call fee traffic recharge supply platform can provide 5G message call fee traffic recharge services and management. This platform enables users to quickly recharge services, making Guohao Century a supplier, operator, and contract content provider of high-quality digital products and services.

5.

5G messaging Digital Rural Economic Service Platform

The Datasea 5G messaging Digital Rural Economic Service Platform is an innovative digital tool that has been designed to meet the needs of county market entities in China. This platform utilizes 5G communication messages as the carrier and 5G communication message platforms as the basic capabilities, along with its own 5G communication message application platform, data analytics, AI capabilities, language model platforms, e-commerce platforms, and big data platforms.

Digital Smart City

Harnessing the power of AI and advanced visual intelligence algorithms, combined with state-of-the-art acoustic and non-visual intelligence techniques, Datasea delivers comprehensive smart city solutions tailored to the diverse requirements of residential communities, educational institutions, and commercial enterprises. The Company has set up three pivotal platforms to bolster the contemporary digital city landscape: a big data platform, an IoT (Internet of Things) platform, and a digital twin platform.

Shuhai Beijing and its two subsidiaries, Guozhong Haoze (Beijing) Technology Ltd. and Heilongjiang Xunrui Technology Co., Ltd., mainly focus on the Smart City Business.

History and Background

Datasea was incorporated under the laws of the State of Nevada on September 26, 2014 under the name Rose Rock Inc. On May 26, 2015, Datasea amended its articles of incorporation to change its name to Datasea Inc. Up until October 2015, our primary business activities were providing consulting services to various U.S. companies seeking to do business in China as well as Chinese companies looking to enter the U.S. markets. Nonetheless, Datasea was considered a shell company as defined in Rule 12b-2 under the Securities Act, as we had no or nominal business operations, employees and/or assets.

On May 26, 2015, pursuant to the terms of a stock purchase agreement, Ms. Zhixin Liu purchased 20,000,000 shares (without giving effect to our one-for-three reverse stock split that became effective on May 1, 2018), or 57.14%, of the issued and outstanding shares of our common stock from Mr. Xingzhong Sun, who was our sole officer, director and majority stockholder at the time of the transaction. As part of the transaction, Zhixin Liu was appointed as the Chairman of our Board of Directors (the “Board”).

On October 29, 2015, we entered into a share exchange agreement with Ms. Zhixin Liu and Mr. Fu Liu, the members (“Members”) of Datasea Skill (HK) Limited (“Shuhai Skill (HK)”), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the PRC, whereby the Members transferred all of their membership interests of Shuhai Skill (HK) to us in exchange for the issuance of an aggregate of 6,666,667 shares of our common stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon consummation of the Share Exchange, Shuhai Skill (HK) and its consolidated subsidiaries, Tianjin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Tianjin Information” or “WFOE”), became our wholly-owned subsidiary, and Shuhai Beijing, also a limited liability company incorporated under the laws of the PRC, through its existing contractual relationship with Tianjin Information, became our VIE. In addition, Xinzhong Sun resigned from the positions as our director, President, Secretary and Treasurer. Ms. Liu was appointed as our Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Treasurer and Secretary and Mr. Liu was appointed as a director. Mr. Liu is the father of Ms. Liu.

As a result of the Share Exchange, we, through our consolidated subsidiaries, are engaged in the business of providing Internet security products, new media advertising, micro-marketing, data analysis services in the PRC. All business operations are conducted through our wholly-owned subsidiary, Tianjin Information, and through Shuhai Beijing, our VIE. Shuhai Beijing is considered to be a VIE because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements (the “VIE Agreements”) among Tianjin Information, Shuhai Beijing and its stockholders, we are able to exert effective control over Shuhai Beijing and receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. The VIE Agreements are more fully described below.

On April 12, 2018, our Board and stockholders approved a one-for-three reverse stock split of our issued and outstanding shares of common stock, which became effective on May 1, 2018, decreasing the number of outstanding shares from 57,511,771 to 19,170,827. Subsequent to the split, the number of our outstanding shares of our common stock increased from to 19,170,827 to 19,170,846 to accommodate certain stockholders’ positions due to rounding elections payable at the beneficial owner level. Unless otherwise stated, all shares and per share amounts in this prospectus supplement have been retroactively adjusted to give effect to this stock split.

VIE Agreements

We have entered into the VIE Agreements with our VIE as follows:

Operation and Intellectual Property Service Agreement – The Operation and Intellectual Property Service Agreement allows Tianjin Information to manage and operate Shuhai Beijing and collect 100% of their net profits. Under the terms of the Operation and Intellectual Property Service Agreement, Shuhai Beijing entrusts Tianjin Information to manage its operations, manage and control its assets and financial matters, and provide intellectual property services, purchasing management services, marketing management services and inventory management services to Shuhai Beijing. Shuhai Beijing and its stockholders shall not make any decisions nor direct the activities of Shuhai Beijing without Tianjin Information’s consent.

Stockholders’ Voting Rights Entrustment Agreement – Tianjin Information has entered into a stockholders’ voting rights entrustment agreement (the “Entrustment Agreement”) under which Zhixin Liu and Fu Liu (collectively the “Shuhai Beijing Stockholders”) have vested their voting power in Shuhai Beijing to Tianjin Information or its designee(s). The Entrustment Agreement does not have an expiration date, but the parties can agree in writing to terminate the Entrustment Agreement.

Equity Option Agreement – the Shuhai Beijing Stockholders and Tianjin Information entered into an equity option agreement (the “Option Agreement”), pursuant to which the Shuhai Beijing Stockholders have granted Tianjin Information or its designee(s) the irrevocable right and option to acquire all or a portion of Shuhai Beijing Stockholders’ equity interests in Shuhai Beijing for an option price of RMB0.001 for each capital contribution of RMB1.00. Pursuant to the terms of the Option Agreement, Tianjin Information and the Shuhai Beijing Stockholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information under the Option Agreement. Tianjin Information agreed to pay RMB1.00 annually to Shuhai Beijing Stockholders to maintain the option rights. Tianjin Information may terminate the Option Agreement upon prior written notice. The Option Agreement is valid for a period of 10 years from the effective date and renewable at Tianjin Information’s option.

Equity Pledge Agreement – Tianjin Information and the Shuhai Beijing Stockholders entered into an equity pledge agreement on October 27, 2015 (the “Equity Pledge Agreement”). The Equity Pledge Agreement serves to guarantee the performance by Shuhai Beijing of its obligations under the Operation and Intellectual Property Service Agreement and the Option Agreement. Pursuant to the Equity Pledge Agreement, Shuhai Beijing Stockholders have agreed to pledge all of their equity interests in Shuhai Beijing to Tianjin Information. Tianjin Information has the right to collect any and all dividends, bonuses and other forms of investment returns paid on the pledged equity interests during the pledge period. Pursuant to the terms of the Equity Pledge Agreement, the Shuhai Beijing Stockholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information. Upon an event of default or certain other agreed events under the Operation and Intellectual Property Service Agreement, the Option Agreement and the Equity Pledge Agreement, Tianjin Information may exercise the right to enforce the pledge.

There are a number of uncertainties regarding the status of the rights of the Nevada holding company with respect to its contractual arrangements with the VIE, its founders and owners, including whether the PRC legal system could limit our ability to enforce these contractual agreements due to uncertainties under Chinese law and jurisdictional limits. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIE, and instead we control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our common stock that is currently listed on the Nasdaq Capital Markets are shares of our Nevada holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIE and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Such VIE Agreements have not been tested in a court of law in the PRC. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may lose control of our consolidated VIE, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our common stock. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE Agreements, these contractual arrangements are less effective than direct ownership and that we may incur substantial costs to enforce the terms of the arrangements. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE Agreements, we will rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. As such, the shareholders of VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Corporate Structure

The chart below depicts the corporate structure of our group as of the date of this prospectus supplement.

Government Regulation; Licenses

Our operating entities’ operations are subject to and affected by PRC laws and regulations. The primary governmental regulation regulating the Internet security equipment industry in the PRC is the Cybersecurity Law, which governs entities providing “critical information infrastructure.” This statute provides basic protections for Internet users, such as not selling individual’s data to other companies without the user’s permission and not knowingly distributing malware. Our wholly owned subsidiaries and our VIE and its subsidiaries are required to have, and each has, a business license issued by the PRC State Administration for Market Regulation and its local counterparts. In addition, major PRC regulations applicable to our products and services and the Internet security industry include Internet Security Protection Technology Measures Provision (Ministry of Public Security Order No. 82) (“Order 82”). Order 82 specifies certain security measures Internet service providers shall take to ensure Internet security. Providers of ISP connecting service and Internet-based data processing service are within the scope of Order 82.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Although we believe that CSRC’s approval is not required for the listing and trading of our common stock on Nasdaq in the context of this offering, we cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. There is a possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We are also required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for the Company is not subject to inspection by the PCAOB, our common stock may be delisted from the stock exchange pursuant to the HFCAA.

We believe that (1) as of the date of this prospectus we, our subsidiaries and the VIE and VIE’s subsidiary are not required to obtain permissions from the CSRC to operate the current business and offer to sell or issue our shares being registered herein to non-Chinese investors, (2) based on that fact that none of Datasea, its subsidiaries, the VIE and VIE’s subsidiary collect, store or process customers’ information, Datasea, its subsidiaries, and the VIE are not required to obtain permissions under the Measures for Cybersecurity Review (2021) from the CAC to operate the current business and offer to sell or issue Datasea’s shares being registered herein to non-Chinese investors. As such, Datasea, its subsidiaries and the VIE believe that (1) we have received all requisite permissions or approvals to operate the business and offer to sell or issue Datasea’s shares to non-Chinese investors and (2) none of Datasea, its subsidiaries or the VIE has been denied such permissions by any PRC authorities. As of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in China and nor do we need any additional permission or approval to offer, sell or issue our shares being registered herein to non-Chinese investors, other than a filing with the CSRC following any issuance of shares pursuant to this prospectus, but there is no guarantee that the Chinese authorities will not change their policy in future.

The CSRC issued the "Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises", which came into effect on March 31, 2023, requiring issuers which issue securities in the same overseas market after an overseas issuance to file with the CSRC within 3 working days after the completion of the issuance. On December 27, 2021, the National Development and Reform Commission of China and the Ministry of Commerce of China jointly issued the “Special Administrative Measures for Foreign Investment Access” Negative List (2021 version), which took effect from January 1, 2022. According to the Negative List (2021 edition), domestic enterprises engaged in the activities in the Negative List which issue and list shares overseas should be examined and approved by the relevant competent authorities, while foreign investors should not participate in the operation and management of the enterprise with their shareholding ratio being limited with reference to the relevant regulations. The Negative List (2021 edition) requires foreign-invested telecom companies to limit their business to the telecom business that China has committed to the World Trade Organization ("WTO”) to open up, the foreign share of value-added telecom business shall not exceed 50% (except e-commerce, domestic multi-party communication, storage and forwarding, and call centers), and the basic telecom business must be controlled by the Chinese side. It is also prohibited to invest in Internet news information services, online publishing services, online audiovisual program services, Internet culture management (except music), Internet public release information services (other than those subject to China's WTO commitments). Our value-added telecom business is subject to foreign investment restrictions. Our 5G messaging business involves e-commerce, domestic multi-party communication, storage and forwarding value-added telecom business. However, there are still uncertainties in the interpretation and implementation of these new requirements. It is unclear whether and to what extent we are subject to these new requirements. If we are required to comply with these requirements and fail to do so in a timely manner, our business operations, financial condition and business prospects could be adversely and materially affected. Given the current regulatory environment in China, there is no certainty as to whether Datasea, its subsidiaries or VIE will be subject to future equity investment ratio restrictions, and if we obtain such permission, whether it will be denied or revoked. If we (i) inadvertently conclude that any such licenses are not required, or (ii) applicable laws, regulations, or their interpretation change and we need to obtain such licenses or approvals in the future, Datasea will actively seek such licenses or approvals together with our subsidiaries and VIE. If we fail to obtain the required approvals or licenses, we will exit our 5G messaging business in China or explore other areas.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the HFCAA was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the AHFCAA, and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

Our auditor, an independent registered public accounting firm that issued the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis.

Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

The recent developments would add uncertainties to any offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Cash Transfer and Dividend Payment

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIE’s and its subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under our current corporate structure, to fund any cash and financing requirements, Datasea may rely on dividend payments from its subsidiaries. Our WFOE, Tianjin Information, may receive payments from the VIE, Shuhai Beijing, which can then remit payments to Shuhai Information Skill (HK) Limited ("Shuhai HK”) in accordance with its registration with the Chinese authority under the “Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies” of the PRC and pursuant to the terms of the VIE Agreements. In turn, Shuhai HK may make distribution of such payments directly to Datasea as dividends. Cash dividends, if any, on Datasea’s shares of common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas stockholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. As of the date of this prospectus supplement, we have not made any dividends nor distributions to any U.S. investors.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Shuhai Beijing is allowed to pay dividends in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate PRC government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for Shuhai Beijing’s accounts with little advance notice.

Datasea is a Nevada company which conducts substantially all of its operations in China through its PRC subsidiaries, the VIE and its subsidiaries established in China. Datasea may make loans to the PRC subsidiaries and VIE entities subject to the approval from PRC governmental authorities and limitation of amount, or may make additional capital contributions to subsidiaries and VIE entities in China.

Any loans to the subsidiaries or VIE entities in China are subject to foreign investment under PRC regulations and are subject to foreign exchange loan registrations. For example, loans by us to our wholly foreign-owned subsidiaries or VIE entities in China to finance their activities must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly use for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and does not violate with the negative list on foreign investment. However, there is some uncertainty as to how SAFE and competent banks will carry this out in practice. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis.

Current PRC regulations permit WFOE to pay dividends to Shuhai HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, in accordance with Article 166 of the PRC Company Law, each of the subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may further set aside a portion of its after-tax profits as the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of such entities board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

None of our VIE and its subsidiaries have issued any dividends or distributions to their respective holding companies, or to any investors as of the date of this prospectus supplement. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. In the future, cash proceeds raised from overseas financing activities, may be transferred by us through our Hong Kong subsidiary, Shuhai HK to our PRC subsidiary Tianjin Information via capital contribution and shareholder loans, as the case may be. Tianjin Information will then transfer funds to our VIE and its subsidiaries to meet the capital needs of our business operations. Generally, Datasea exerts control over the operations of our VIE, Shuhai Beijing, as well as Shuhai Beijing’s subsidiaries, through the contractual arrangements between Tianjin Information and Shuhai Beijing, and we distribute earnings or settle amounts owed under the VIE Agreements with our VIE in the same manner as we would with a directly held subsidiary.

During each of the fiscal years ended June 30, 2022 and 2021, the only transfer of assets among Datasea (the US parent company) and its subsidiaries including the VIE was transfers of cash. Datasea provided cash to its subsidiaries either by way of capital contribution or by way of loan, from the proceeds it received from the financing. In addition, there were some loans obtained by certain Chinese subsidiaries, and those subsidiaries then loaned money to other subsidiaries to meet their working capital needs. The cash was transferred within the organization through the bank wiring. During the fiscal year ended June 30, 2022, Datasea invested an aggregate of approximately $7.06 million in cash to Shuhai HK and $7.07 million was invested to Tianjin Information from Shuhai HK. During the fiscal year ended June 30 2021, Datasea invested $1,360,000 to Shuhai HK, with the payment being sent to WFOE’s bank account directly, and WFOE’s $1,372,067 cash inflow from financing activities included Datasea’s investment of $1,360,000, Shuhai HK’s investment to WFOE of $10,689, and WFOE paid an expense of $123 for Shuhai HK, with the remaining difference of $1,501 being attributable to exchange rate difference. Please refer to “Note 2—Summary of Significant Accounting Policies—Condensed Consolidating Cash Flows Information” of our consolidated financial statements for the years ended June 30, 2022 and 2021 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Cautionary Statement Regarding our Variable Interest Entity Structure

Datasea is a holding company incorporated in the state of Nevada. As a holding company with no material operations of our own, Datasea conducts operations in China through our variable interest entity, or VIE, Shuhai Beijing”. This is an offering of the shares of common stock and Pre-funded Warrants of the holding company. You are not investing in Shuhai Beijing, our VIE. Neither Datasea nor its subsidiaries own any share in Shuhai Beijing. Instead, we control and receive the economic benefits of Shuhai Beijing business operation through a series of contractual agreements, or the VIE Agreements. We are subject to certain legal and operational risks associated with being based in China and having a majority of our operations in through the contractual arrangements with our VIE. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our common stock and Pre-funded Warrants, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The VIE Agreements are designed to provide our WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of Shuhai Beijing, including control rights and the rights to the assets, property and revenue of Shuhai Beijing. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of our VIE. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over Shuhai Beijing. We may also be subject to sanctions imposed by PRC regulatory agencies including CSRC if we fail to comply with their rules and regulations. If the Chinse regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our common stock and Pre-funded Warrants, which could cause the value of such securities to significantly decline or become worthless. Additionally, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our securities may be prohibited from trading if our auditor cannot be fully inspected.

Additionally, we are subject to certain legal and operational risks associated with our VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our VIE’s operations, significant depreciation of the value of our common stock and Pre-funded Warrants, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Cautionary Statement Regarding Doing Business in China

Our business operations are primarily based in China, and our VIE and its subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our VIE and its subsidiaries, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. On December 28, 2021, the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus supplement, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, all of the statements and regulatory actions referenced are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us, our subsidiaries, our VIE or its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. We are required by the Trial Measures to submit a filing to the CSRC, but there is no certainty that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations.

As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Corporate Information

We were incorporated under the laws of Nevada on September 26, 2014. Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240. Our corporate website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus supplement.

THE OFFERING

Securities Offered By Us Pursuant To This Prospectus Supplement	shares of common stock or Pre-funded Warrants. The Pre-funded Warrants will have an exercise price of $0.001 per share, will be immediately exercisable upon issuance until exercised in full. We are also offering shares of common stock issuable upon exercise of the Pre-funded Warrants.

Common Stock Outstanding Immediately Before This Offering	27,784,133 shares of common stock

Common Stock Outstanding Immediately After This Offering[1]	shares of common stock, assuming only shares of common stock are offered pursuant to this offering.

Offering Price of Common Stock	The offering price is $ per share of common stock.

Offering Price of Pre-funded Warrant	The offering price is $ per Pre-funded Warrant.

Over-Allotment Option	We have granted the underwriter an option for a period ending 45 days after the closing of this offering to purchase up to an additional shares of common stock and/or Pre-funded Warrants at the public offering price, less underwriting discounts, solely to cover over-allotments, if any.

Use Of Proceeds	We estimate the net proceeds to us from this offering will be approximately $ million, after deducting underwriting discounts and fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for for the Company's daily operations, technological research and development, product manufacturing and assembly, expansion of market with a specific emphasis on the U.S. market, and repayment of debts. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of our common stock and Pre-funded Warrants, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 14 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and in the other documents incorporated by reference into this prospectus supplement.

Market for Our Common Stock and Pre-funded Warrants	Our common stock is quoted and traded on the Nasdaq Capital Market under the symbol “DTSS.” We do not intend to apply for listing of the Pre-Funded Warrants on any national securities exchange. As a result, there is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop.

Lock-ups	We, as well as our officers and directors, and certain 5% stockholders, have agreed, subject to limited exceptions, for a period of 60 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative, subject to certain exceptions. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements. See “Underwriting—Lock-Up Agreements.”

Warrant Agent	Depending on the number of Pre-Funded Warrants holders, we may engage a warrant agent for the Pre-Funded Warrants.

[1]	The number of shares of common stock outstanding before this offering is based on 27,784,133 shares of our common stock outstanding as of September 11, 2023 and no exercise of the Pre-funded Warrants and excludes the following:

●	1,096,608 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $4.48 per share; and

●	20,123,217 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus supplement, other than statements of historical fact, are forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue” “could,” “estimates,” “expect,” “intend,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements included or incorporated by reference in this prospectus supplement relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, strategic plans and objectives, competitive environment and our expected use of the net proceeds from this offering. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus supplement.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement, beginning on page 14 of the accompanying prospectus, as well as in the other reports we file with the SEC. You should read this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable laws or the Nasdaq listing rules, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our common stock and Pre-funded Warrants involves a high degree of risk. Prior to making a decision about investing in our common stock and Pre-funded Warrants, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, and our other filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Our business, financial condition and results of operations could be materially and adversely affected as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

The market price of our common stock has been volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common stock has fluctuated, and may continue to fluctuate due to many factors, some of which may be beyond our control. These factors include, without limitation:

●	“short squeezes”;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	large stockholders exiting their position in our common stock or an increase or decrease in the short interest in our common stock;

●	actual or anticipated fluctuations in our financial and operating results;

●	the timing and allocations of new product releases;

●	shifts in the timing or content of certain promotions or service offerings;

●	acquisition costs and the integration of companies we acquire or invest in;

●	negative public perception of us, our competitors, or industry; and

●	overall general market fluctuations.

Stock markets in general and our share price have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. From June 12, 2023 through September 11, 2023, the closing price of our shares of common stock on the Nasdaq Capital Market has ranged from a high of $1.14 to a low of $0.42. In the past 12 months, we have not experienced any material changes in our financial condition, results of operations or business prospects that would explain such price volatility or trading volume. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors that purchase our common stock in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines. Furthermore, the potential extreme volatility may confuse the public investors of the value of our common stock, distort the market perception of our stock price, our financial performance, public image, and negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for the Company's daily operations, technological research and development, product manufacturing and assembly, expansion of market with a specific emphasis on the U.S. market, and repayment of debts. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

Future sales or the potential for future sales of our securities may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

You will experience immediate dilution in the book value per share you purchase.

Because the price per share being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of shares of common stock in this offering, and based on a public offering price of $ per share and an as adjusted net tangible book value per share of $ as of March 31, 2023, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $ per share in the net tangible book value of the shares of common stock purchased. See “Dilution” on page S-19 for a more detailed discussion of the dilution you will incur in connection with this offering.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common stock.

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the near future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Pre-funded Warrants are speculative in nature and holders of the Pre-Funded Warrants will have no rights as stockholders until they acquire our common stock.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-Funded Warrants acquire our common stock upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to our common stock underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the price of the Pre-funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-funded Warrants.

RISKS RELATED TO OUR COMMON STOCK

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On December 9, 2022, Datasea received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying Datasea that, for the preceding 30 consecutive business days, Datasea’s Market Value of Listed Securities (“MVLS”) was below the $35 million minimum requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). Therefore, in accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Rule”), Datasea was provided 180 calendar days, or until June 7, 2023, to regain compliance with the MVLS Requirement. Subsequently, on June 8, 2023, Datasea received a letter from Nasdaq indicating that Datasea had not regained compliance with the Rule (the “Delisting Notice”), and that accordingly, its securities will be delisted from Nasdaq. Thus, unless Datasea requests an appeal of that determination pursuant to procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of Datasea’s common stock will be suspended at the opening of business on June 20, 2023, and a Form 25-NSE will be filed with the SEC, which will remove Datasea’s securities from listing and registration on Nasdaq.

On June 14, 2023, Datasea requested an appeal of Nasdaq’s determination and a hearing before the Nasdaq Hearings Panel (the “Panel”). As stated in the Delisting Notice, a hearing request will stay the suspension of Datasea’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

On August 3, 2023, Datasea appeared before a Nasdaq hearing panel and requested for additional time to regain compliance with the MVLS Requirement. On August 11, 2023, Nasdaq issued a letter to the Company, granting an extension to regain compliance with the MVLS Requirement by October 2, 2023, or otherwise Datasea’s common stock will be delisted from Nasdaq. The Company intends to monitor the market value of the Company’s listed securities and may, if appropriate, consider available options to regain compliance with the MVLS Requirement.

On August 7, 2023, Datasea received a deficiency letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market notifying the Company, that based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the continued listing status of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

However, the Company is provided a compliance period of 180 calendar days from the date of the Notice, or until February 5, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). If at any time before February 5, 2024, the closing bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G), Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Requirement, and the matter would be resolved.

If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements.

If Datasea fails to regain compliance with Nasdaq’s listing rules, it could be subject to suspension and delisting proceedings. If Datasea’s securities lose their status on The Nasdaq Capital Market, Datasea’s securities would likely trade in the over-the-counter market. If Datasea’s securities were to trade on the over-the-counter market, selling Datasea’s securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of Datasea may be reduced. In addition, in the event Datasea’s securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in Datasea’s securities, further limiting the liquidity of such securities. A determination that our common stock is a “penny stock” will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for Datasea’s securities. Such delisting from The Nasdaq Capital Market and continued or further declines in Datasea’s share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $      million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the common stock and Pre-funded Warrants offered by this prospectus for the Company's daily operations, technological research and development, product manufacturing and assembly, expansion of market with a specific emphasis on the U.S. market, and repayment of debts.

Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities may be set forth in the prospectus supplement relating to the offering. See “Risk Factors — We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.”

CAPITALIZATION

The following table sets forth our consolidated cash, cash equivalents and capitalization as of March 31, 2023: Such information is set forth on the following basis:

●	on an actual basis; and

●

on an as adjusted basis to give effect to the sale by us of         shares of our common stock or Pre-funded Warrants in this offering at a public offering price of $     per share and $     per Pre-funded Warrant, after deducting underwriting discounts and estimated offering expenses payable of $     million by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2023 (in thousands, except per share data)
	Actual	As Adjusted
Cash	$43,155	$
Total debt, including current maturities	1,784,618
Total stockholders’ equity	(2,191,880)
Common stock, par value $0.001 per share, 375,000,000 shares authorized; 24,324,633 shares issued and outstanding;	24,325
Additional paid-in capital	20,076,795
Accumulated deficit	(22,507,038)
Total stockholders’ equity	$(2,191,880)
Total capitalization	$(2,048,328)

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2023.

Our historical net tangible book value at March 31, 2023 was $3,383,725 or approximately $0.139 per share of our common stock. After giving effect to the sale of our common stock in the aggregate amount of $ in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $ , or approximately $ per share of our common stock. This represents an immediate increase in the net tangible book value of $ per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $ per share of our common stock to new investors. The following table illustrates per share dilution:

Offering price per share	$
Net tangible book value per share as of March 31, 2023	$
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering	$
Dilution per share to new investors purchasing shares in this offering	$

The table above for illustrative purposes that we sell an aggregate of shares of common stock at a price of $ per share, for aggregate gross proceeds of $ . The shares sold in this offering may be sold from time to time at various prices. This information is supplied for illustrative purposes only.

The information above is based on 24,324,633 shares of our common stock outstanding as of March 31, 2023.

To the extent that outstanding options are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering shares of common stock and Pre-Funded Warrants to purchase shares of common stock pursuant to this prospectus supplement and the accompanying prospectus. The following is a summary of the rights of the Company’s common stock and Pre-Funded Warrants.

Our Common Stock

As of the date of this prospectus supplement, we are authorized to issue 375,000,000 shares of our common stock, par value $0.001 per share. As of the date of this prospectus supplement, 27,784,133 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Effects of Provisions of Nevada Law

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested stockholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested stockholder), unless:

●	the transaction is approved by a majority of disinterested directors before the stockholder becomes an interested stockholder;

●	the interested stockholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested stockholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested stockholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901. In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Quotation

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our common stock is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780 and fax: 619-664-4780.

Our Pre-Funded Warrants

The material terms and provisions of the Pre-Funded Warrants being offered are summarized below. The summary is subject to, and qualified in its entirety by reference to, the form of Pre-Funded Warrant which has been provided to each investor in this offering and will be filed as an exhibit to a Report on Form 6-K with the SEC in connection with this offering.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% or 9.99% of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Exercise of Warrants.

Each Pre-funded Warrant is exercisable for one share of our common stock, with an exercise price equal to $0.001 per share, at any time that the Pre-funded Warrant is outstanding. There is no expiration date for the Pre-funded Warrants. The holder of a Pre-funded Warrant will not be deemed a holder of our underlying common stock until the Pre-funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of ordinary shares in excess of 4.99% or 9.99% of our common stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Pre-funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-funded Warrants, unless such Pre-funded Warrant holders are utilizing the cashless exercise provision of the Pre-funded Warrants.

Upon the holder’s exercise of a Pre-funded Warrant, we will issue common stock issuable upon exercise of the Pre-funded Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-funded Warrants to purchase common stock, holders of the Pre-funded Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common stock determined according to a formula set forth in the pre-funded warrant.

Transferability

In accordance with its terms and subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fundamental Transaction.

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding Ordinary Shares, then following such event, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of such Pre-funded Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Pre-funded Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Pre-funded Warrants.

No Market for Pre-Funded Warrants

We do not intend to apply to list the Pre-Funded Warrants being on any securities exchange. Accordingly, there is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Registrar

Depending on the number of Pre-Funded Warrants holders, we may engage a warrant agent for the Pre-Funded Warrants.

UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC, is acting as the representative of the underwriters for the offering. We have entered into an underwriting agreement dated September   , 2023 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and each of the underwriters, severally and not jointly, has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the following respective number of shares of our common stock and Pre-funded Warrants:

Underwriter	Number of Shares	Number of Pre-funded Warrants
EF Hutton, division of Benchmark Investments, LLC

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock and Pre-funded Warrants offered by this prospectus supplement and the accompanying prospectus is subject to the approval of certain legal matters by counsel for the representative and to certain conditions. The obligations of the representative may be terminated upon the occurrence of certain events specified in the underwriting agreement.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

The representative is offering the shares of common stock and Pre-funded Warrants, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions, representations and warranties specified in the underwriting agreement, such as receipt by the representative of officers’ certificates and legal opinions. The representative reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option. We have granted the underwriters an option to purchase up to an additional     shares of common stock and Pre-funded Warrants from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 45-day period after the closing of this offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares of common stock and Pre-funded Warrants for which they exercise the option.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Per Pre-funded Warrant	Total with no over- allotment	Total with over- allotment
Public offering price	$	$	$	$
Underwriting discount (7%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

We have also agreed to pay, or reimburse if paid by the representative (i) all of the Company’s costs and expenses incident to the offering and the performance of its obligations under the agreement with the representative and (ii) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative under the agreement (including, without limitation, the fees and expenses of the representative’s outside US attorneys), provided that, excluding expenses related to blue-sky and FINRA filings, and CSRC filings related expenses, such costs and expenses shall not exceed $100,000 without the Company’s prior approval. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the representative’s counsel fees irrespective of whether the offering is consummated or not, subject to a cap of $50,000 in the event that there is not a closing.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $     .

Right of First Refusal. Following the closing of this offering, the representative will have an irrevocable right of first refusal, for a period of three (3) months after the date this offering is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the representative’s sole discretion, for each and very future public and private equity and debt offering (other than customary commercial bank loans)), during such three (3) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary for such transactions.

Discretionary Accounts. The representative does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our officers and directors, and certain 5% stockholders as of the pricing date of the offering, have agreed, subject to certain exceptions, for a period of sixty (60) days after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of sixty (60) days after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or other lending institution, which involves no issuance of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Electronic Offer, Sale and Distribution of Shares. The prospectus supplement in electronic format may be made available on the websites maintained by the representative or selling group members, if any, participating in this offering and the representative participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. We agree to pay the representative a cash fee equal to seven percent (7.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments offered to any investor actually introduced by the representative to us during the Engagement Period in connection with any public or private financing or capital raise (the “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the six (6) month period following the expiration of the Engagement Period (as defined below), provided that such financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. “Engagement Period” shall mean the period beginning on August 1, 2023, and ending on the earlier of (i) September 30, 2023, (ii) the closing date of the offering, or (iii) the date that either the Company or the representative terminates certain engagement letter agreement by and between the Company and the representative, dated August 1, 2023, in accordance with the terms thereof. Such Tail Financing shall not apply to the issuance by the Company of shares of common stock in reliance upon the provisions of Regulation S promulgated by the SEC under the Securities Act of 1933, as amended, in an amount not exceeding $10 million to non-U.S. Persons (as defined in Regulation S), provided that such non-U.S. Persons shall not have been contacted by the representative during the Engagement Period or introduced to the Company by the representative during the Engagement Period., provided that such investors shall not have been contacted by the representative during the Engagement Period or introduced to the Company by the representative during the Engagement Period.

Stabilization. In connection with this offering, the representative may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in connection with our common stock.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids to not exceed a specified maximum.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the representative is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate cover transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintain the market price of our common stock or preventing a decline in the market price of our common stock. As a result, the price of our common stock in the open market maybe higher than it would otherwise be in the absence of these transactions. Neither we nor the representative makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, the representative and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the representative that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference LLP. Certain legal matters as to PRC laws will be passed upon for us by Beijing Zhuodai Law Office. The representative is being represented in connection with this offering by Ortoli Rosenstadt LLP.

EXPERTS

The financial statements of Datasea as of and for the years ended June 30, 2022 and June 30, 2021 appearing in its Annual Report on Form 10-K for the year ended June 30, 2022, have been audited by Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP), as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

We make available free of charge on or through our Internet website www.dataseainc.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. The references to the Company’s corporate website in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common stock and Pre-funded Warrants.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

●	our Annual Report on Form 10-K for the year ended June 30, 2022 (filed on September 28, 2022);

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022 (filed on November 14, 2022); December 31, 2022 (filed on February 13, 2023); and March 31, 2023 (filed on May 15, 2023);

●	our Current Reports on Form 8-K filed on September 30, 2022; November 15, 2022; December 14, 2022; February 16, 2023; May 22, 2023; June 13, 2023; June 15, 2023, June 20, 2023, August 2, 2023, August 7, 2023, August 11, 2023, August 16, 2023, August 16, 2023 and August 22, 2023;

●	our Definitive Information Statement on Schedule 14C, filed with the SEC on July 7, 2023;

●	our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on April 27, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement prospectus and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Datasea Inc.

Attention: Corporate Secretary

20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

+86 10-56145240

PROSPECTUS

$90,583,574

Datasea Inc.

Common Stock

Debt Securities

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, debt securities, warrants or a combination of these securities, or units, for an aggregate initial offering price of up to $90,583,574. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Inc. and its subsidiaries, and references to “Datasea” refers to Datasea Inc., our Nevada holding company.

Datasea’s common stock is listed on the Nasdaq Capital Market and traded under the symbol “DTSS.” On June 20, 2023, the closing price of Datasea’s common stock was $0.98 per share. The total aggregate market value of all of Datasea’s outstanding common stock is approximately $27,228,450, and the aggregate market value of Datasea’s outstanding common stock held by non-affiliates is approximately $11,036,778, based on 27,784,133 total shares of outstanding common stock as of June 20, 2023, of which 11,262,018 shares are held by non-affiliates,16,522,115 shares are held by affiliates, and a per share price of $0.98. Pursuant to General Instruction I.B.6 of Form S-3, in no event will Datasea sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of Datasea’s common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of Datasea’s common stock held by non-affiliates is less than $75,000,000. Datasea has not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Datasea Inc. (“Datasea”) is not a Chinese operating company but a Nevada holding company with operations conducted by our subsidiaries based in China. We currently conduct our business substantially through our variable interest entity, or VIE, Shuhai Information Technology Co., Ltd. (“Shuhai Beijing”), and the VIE’s subsidiaries incorporated in China. This structure involves unique risks to investors. The contractual arrangements through which we control our VIE have also not been tested in the courts of the PRC and there is substantial uncertainty as to whether they are legally enforceable in the PRC. Such VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold direct equity interests in our Chinese operating subsidiaries. There is a possibility that Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, and this could cause the value of such securities to significantly decline or become worthless. See “About Datasea Inc.— Cautionary Statement Regarding our Variable Interest Entity Structure” and “Risk Factors—Risks Relating to Our Corporate Structure” in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Our business operations are primarily based in China, and our VIE and its subsidiaries are subject to certain legal and operational risks associated with being based in China. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of any overseas public offering, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. It remains highly uncertain the impact of such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and list on an U.S. or other foreign exchange. As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “About Datasea Inc.—Cautionary Statement Regarding Doing Business in China”.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis, and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets. See “About Datasea Inc.— The Holding Foreign Companies Accountable Act”.

Investing in Datasea’s securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $90,583,574.

We have provided to you in this prospectus a general description of the securities Datasea may offer. Each time Datasea sells securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Inc. and its subsidiaries, and references to “Datasea” refers to Datasea Inc., our Nevada holding company.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

ABOUT DATASEA INC.

Our Company

Datasea Inc. (“Datasea,” and together with its subsidiaries and VIE, as defined below, collectively, the “Company” or “We” or “Us” or “Our”) is a leading provider of products, services, and solutions for enterprise and retail customers in three converging and innovative industries: 5G messaging, acoustic intelligence, and smart city technology. The Company possesses proprietary and cutting-edge technologies that build a solid foundation to design, develop and supply a broad range of solutions in each industry.

Datasea’s vision is to become a global leader in Digital Intelligent Technology, to innovate and provide advanced technology to a broad client base, and within a decade, to evolve into a multinational company with a U.S. entity as the core of its business operations.

Datasea Inc. was incorporated in Nevada on September 26, 2014 and is a holding company with no material operations of its own. Datasea conducts a substantial majority of its operations through operating entities established in the People’s Republic of China, or the PRC, primarily through a variable interest entity (“VIE”), Shuhai Information Technology Co., Ltd. (“Shuhai Beijing”). The VIE holds eight subsidiaries to explore business opportunities.

Datasea does not have any equity ownership of the VIE, but instead Datasea controls and receives the economic benefits of the VIE’s business operations through certain contractual arrangements. The contractual agreements are not equivalent to equity ownership in the business of the VIE, but instead enable us to consolidate the financial results of the VIE and its subsidiaries with Datasea’s corporate group under U.S. GAAP, making Datasea the primary beneficiary of the VIE for accounting purposes. Such VIE agreements have not been tested in a court of law in the PRC. Datasea’s common stock that is currently listed on the Nasdaq Capital Markets are shares of our Nevada holding company that maintains service agreements with the associated operating companies.

As of March 31, 2023, Shuhai Beijing and its subsidiaries own 29 Patents and 117 Software Copyrights in the PRC.

Business Strategy

Datasea intends to accomplish these objectives by diversifying its product portfolio, improving operating efficiency and accelerating market reach and client acquisition.

Datasea believes sustaining growth and remaining competitive depends on leveraging technological innovation to provide customers with more quality and convenient options. With a combination of comprehensive solutions for hardware and software products, Datasea not only can flexibly meet different needs of customers but also serve customers on a large scale. The Company is committed to staying ahead of emerging market trends, creating diverse revenue resources, and continuously improving its business model.

Meanwhile, Datasea is aware of global environmental issues, and the physical and transitional risks a business will be exposed with the global transition to more sustainable and socially responsible economy. To better assess and manage material ESG risks and impacts on stakeholders, as well as identify opportunities to improve sustainability and stakeholder relations. Datasea decided to adopt an ESG analysis framework to understand and mitigate ESG risks, identify opportunities, and make strategic decisions that support long-term success and resilience.

5G Messaging:

Datasea’s VIE entity, Shuhai Beijing, has subsidiaries, Guohao Century (Beijing) Technology Ltd. (“Guohao Century”) and Hangzhou Shuhai Zhangxun Information Technology Co., Ltd. (“Zhangxun”), that increase and improve how people and businesses communicate, while delivering brands a platform to engage, convert and efficiently nurture buying relationships by leveraging 5G messaging service.

The 5G messaging service is known as RCS (“Rich Communication Suite”) and integrates phones, messages, and contacts. Specifically, this communication suite enables users to enjoy various effective interfaces with integrated messages, including texts, pictures, audio, video and emojis, as well as status, location and other communication capabilities. It has the characteristics of high touch rate, rich media, strong interactivity, convenient service, and high security.

5G technology can create a new message ecosystem in which customers and enterprises can directly and efficiently connect via short messages on mobile phone terminals. When businesses apply 5G messaging to marketing initiatives, faster speeds, better transmission quality, and lower latency create new and improved customer experience.

As a leading service provider in China’s 5G communication field, Datasea has several primary products and services targeting different customers and needs:

1.

5G Message-Marketing Cloud Platform (“5G MMCP”) .

An all-in-one solution for all the communication and marketing needs of merchants and customers from early communication, sales, and later maintenance. The goal is to use data to empower marketing, drive user growth, lead enterprises to achieve digital innovation, and help enterprises create long-term value for customers.

2.

5G Integrated Messaging Marketing Cloud Platform (“5G IMMCP”).

Expands the connection with existing clients through SMS, email, push notifications, WeChat, Applets, and other third-party tools and user management functions. The platform’s converged cloud products provide customers with a comprehensive one-stop service. Among them are AI voice, the ReadyTrust overseas communication service, ReadyTrust+big data (Pink Plus), and other personalized functional services. These products provide more advantageous and valuable support for customers and offer an avenue to add channels or purchase DICT value-added products and services according to the situation.

3.

“Smart Push.”

A new precision marketing solution that integrates 5G technology, big data, and data mining to transform marketing experiences. Because 5G wireless can accurately pinpoint locations, a retailer, when using this integrated solution, can see who is near the store and immediately trigger SMS and video SMS to promote products or services to the nearby customer.

4.

“5G Top Up business.”.

Shuhai Zhangxun is a service provider and supplier of digital products, and the independently developed 5G message call fee traffic recharge supply platform can provide 5G message call fee traffic recharge services and management. This platform enables users to quickly recharge services, making Shuhai Zhangxun a supplier, operator, and contract content provider of high-quality digital products and services.

5.

5G messaging Digital Rural Economic Service Platform

The Datasea 5G messaging Digital Rural Economic Service Platform is an innovative digital tool that has been designed to meet the needs of county market entities in China. This platform utilizes 5G communication messages as the carrier and 5G communication message platforms as the basic capabilities, along with its own 5G communication message application platform, data analytics, AI capabilities, language model platforms, e-commerce platforms, and big data platforms.

The platform includes a 5G communication message operation platform, e-commerce service platform, payment settlement platform, and other products, which have been carefully integrated and extracted to provide commercial application products suitable for the development of county-level digital rural areas. By linking various digital systems through the platform, it achieves functionality under the premise of a unified ID and a service platform based on big data analysis.

Acoustic Intelligence:

Shuhai Beijing and its wholly-owned subsidiary, Shuhai Jingwei (Shenzhen) Information Technology Co., Ltd. (“Shuhai Jingwei”), and Shuhai (Shenzhen) acoustic Effect Technology Co., Ltd. (“Shuhai acoustic Effect”) further demonstrate a vision and ability to stay ahead of emerging trends with cutting-edge acoustic intelligence solutions. Acoustic intelligence is a new field that integrates fundamental acoustic theory with artificial intelligence to gather and process acoustic data and solve problems.

There can be numerous real-world applications with acoustic-intelligence systems. As it aims to introduce this transformative technology and its applications to China and the world, Shuhai Beijing, together with Shuhai Jingwei and Shuhai acoustic Effect, combines artificial intelligence technology and acoustic technology to offer dynamic instead of static products, such as its Ultrasonic Sound Air Disinfection Equipment. Building on Datasea’s advanced acoustic intelligence technology, at present, the Company has developed five models under the brand “Hailijia” and pushed them to the market, including products meant for in-vehicle sterilization and deodorization, restroom sterilization and deodorization, air disinfection, and air disinfection and sterilization meant for locations such as hospitals, airports, logistics warehouses, cold chain transportation, and home care. Moreover, in response to market demand liberalization, during the reporting period, the company launched a new type of zero consumable bathroom dedicated “deodorization and sterilization treasure” product based on sound disinfection human-machine coexistence. It uses ultrasound to kill viruses and bacteria from the source, remove odors, and has a sterilization rate of over 99.9%, suitable for thousands of households and public places.

Datasea’s Ultrasonic Sound Sterilization and Antivirus Equipment are some of the earliest products available worldwide to incorporate innovative ultrasonic disinfection with optics against Covid-19. Leading labs like the Wuhan Institute of Virology have proven this ultrasonic disinfection technology to have 99.83% efficacy in nine seconds against Covid-19 and 99.99% efficacy against Staphylococcus Albus and E-coli.

Effectively using the mechanical effect, thermal effect, cavitation effect and other physical characteristics of ultrasound as well as the superposition of chemical effects, under ultrasound excitation, will cause the coronavirus and microorganisms to vibrate. The amplitude of that vibration will be substantial, producing strains that could break certain parts of the virus, damaging the outer shell and the RNA inside. Eventually, the high-speed movement of the protons in the ultrasound will destroy the formation of microorganisms and effectively kill off harmful bacteria and viruses.

In addition, in response to more market demand, the company also developed “Deep Sleep Treasure” and “non skin contact cosmetology instrument” products during the reporting period and plans to launch them on the market in the near future, actively expanding new products based on acoustic intelligence technology to meet segmented market demands, and continuously expanding the industry guidance of the product matrix.

Digital Smart City

Datasea’s digital smart city platform includes a smart campus, smart community, smart scenic area, and smart security solutions. The smart city is based on the Internet of Things, big data, and AI algorithm platforms and relies on the Datasea big data center, Internet of Things cloud platform, and artificial intelligence cloud platform to create various applications for multiple industries. Through the application of various scenarios in the city and in-depth integration of informatization, multiple factors can be realized and improved, such as:

1.	Industrialization and urbanization

2.	Refined and dynamic management

3.	Effectiveness of urban management

4.	Improved quality of life of citizens

5.	Digital rural areas

Shuhai Beijing and its two subsidiaries, Guozhong Haoze (Beijing) Technology Ltd. (“Guozhong Haoze”) and Heilongjiang Xunrui Technology Co., Ltd (“Xunrui Technology),” are hereafter referred to as the “SCB Operating Entities” as they mainly and collectively focus on the Smart City Business.

History and Background

Datasea was incorporated under the laws of the State of Nevada on September 26, 2014 under the name Rose Rock Inc. On May 27, 2015, Datasea amended its articles of incorporation to change its name to Datasea Inc. Up until October 2015, our primary business activities were providing consulting services to various U.S. companies seeking to do business in China as well as Chinese companies looking to enter the U.S. markets. Nonetheless, Datasea was considered a shell company as defined in Rule 12b-2 under the Securities Act, as we had no or nominal business operations, employees and/or assets.

On May 26, 2015, pursuant to the terms of a stock purchase agreement, Ms. Zhixin Liu purchased 20,000,000 shares (without giving effect to our one-for-three reverse stock split that became effective on May 1, 2018), or 57.14%, of the issued and outstanding shares of our common stock from Mr. Xingzhong Sun, who was our sole officer, director and majority stockholder at the time of the transaction. As part of the transaction, Zhixin Liu was appointed as the Chairman of our Board of Directors (the “Board”).

On October 29, 2015, we entered into a share exchange agreement (the “Exchange Agreement”) with Ms. Zhixin Liu and Mr. Fu Liu, the members (“Members”) of Datasea Skill (HK) Limited (“Shuhai Skill (HK)”), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the PRC, whereby the Members transferred all of their membership interests of Shuhai Skill (HK) to us in exchange for the issuance of an aggregate of 6,666,667 shares of our common stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon consummation of the Share Exchange, Shuhai Skill (HK) and its consolidated subsidiaries, Tianjin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Tianjin Information”), became our wholly-owned subsidiary, and Shuhai Beijing, also a limited liability company incorporated under the laws of the PRC, through its existing contractual relationship with Tianjin Information, became our VIE. In addition, Xinzhong Sun resigned from the positions as our director, President, Secretary and Treasurer. Ms. Liu was appointed as our Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Treasurer and Secretary and Mr. Liu was appointed as a director. Mr. Liu is the father of Ms. Liu.

As a result of the Share Exchange, we, through our consolidated subsidiaries, are engaged in the business of providing Internet security products, new media advertising, micro-marketing, data analysis services in the PRC. All business operations are conducted through our wholly-owned subsidiary, Tianjin Information, and through Shuhai Beijing, our VIE. Shuhai Beijing is considered to be a VIE because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements (the “VIE Contractual Agreements”) among Tianjin Information, Shuhai Beijing and its stockholders, we are able to exert effective control over Shuhai Beijing and receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. The VIE Contractual Agreements are more fully described below.

On April 12, 2018, our Board of Directors and stockholders approved a one-for-three reverse stock split of our issued and outstanding shares of common stock, which became effective on May 1, 2018, decreasing the number of outstanding shares from 57,511,771 to 19,170,827. Subsequent to the split, the number of our outstanding shares of our common stock increased from to 19,170,827 to 19,170,846 to accommodate certain stockholders’ positions due to rounding elections payable at the beneficial owner level. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this stock split.

VIE Agreements

We have entered into a series of contractual arrangements (“VIE Agreements”) with our VIE as follows:

Operation and Intellectual Property Service Agreement – The Operation and Intellectual Property Service Agreement allows Tianjin Information to manage and operate Shuhai Beijing and collect 100% of their net profits. Under the terms of the Operation and Intellectual Property Service Agreement, Shuhai Beijing entrusts Tianjin Information to manage its operations, manage and control its assets and financial matters, and provide intellectual property services, purchasing management services, marketing management services and inventory management services to Shuhai Beijing. Shuhai Beijing and its stockholders shall not make any decisions nor direct the activities of Shuhai Beijing without Tianjin Information’s consent.

Stockholders’ Voting Rights Entrustment Agreement – Tianjin Information has entered into a stockholders’ voting rights entrustment agreement (the “Entrustment Agreement”) under which Zhixin Liu and Fu Liu (collectively the “Shuhai Beijing Stockholders”) have vested their voting power in Shuhai Beijing to Tianjin Information or its designee(s). The Entrustment Agreement does not have an expiration date, but the parties can agree in writing to terminate the Entrustment Agreement.

Equity Option Agreement – the Shuhai Beijing Stockholders and Tianjin Information entered into an equity option agreement (the “Option Agreement”), pursuant to which the Shuhai Beijing Stockholders have granted Tianjin Information or its designee(s) the irrevocable right and option to acquire all or a portion of Shuhai Beijing Stockholders’ equity interests in Shuhai Beijing for an option price of RMB0.001 for each capital contribution of RMB1.00. Pursuant to the terms of the Option Agreement, Tianjin Information and the Shuhai Beijing Stockholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information under the Option Agreement. Tianjin Information agreed to pay RMB1.00 annually to Shuhai Beijing Stockholders to maintain the option rights. Tianjin Information may terminate the Option Agreement upon prior written notice. The Option Agreement is valid for a period of 10 years from the effective date and renewable at Tianjin Information’s option.

Equity Pledge Agreement – Tianjin Information and the Shuhai Beijing Stockholders entered into an equity pledge agreement on October 27, 2015 (the “Equity Pledge Agreement”). The Equity Pledge Agreement serves to guarantee the performance by Shuhai Beijing of its obligations under the Operation and Intellectual Property Service Agreement and the Option Agreement. Pursuant to the Equity Pledge Agreement, Shuhai Beijing Stockholders have agreed to pledge all of their equity interests in Shuhai Beijing to Tianjin Information. Tianjin Information has the right to collect any and all dividends, bonuses and other forms of investment returns paid on the pledged equity interests during the pledge period. Pursuant to the terms of the Equity Pledge Agreement, the Shuhai Beijing Stockholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information. Upon an event of default or certain other agreed events under the Operation and Intellectual Property Service Agreement, the Option Agreement and the Equity Pledge Agreement, Tianjin Information may exercise the right to enforce the pledge.

There are a number of uncertainties regarding the status of the rights of the Nevada holding company with respect to its contractual arrangements with the VIE, its founders and owners, including whether the PRC legal system could limit our ability to enforce these contractual agreements due to uncertainties under Chinese law and jurisdictional limits. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIE, instead we control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our common stock that is currently listed on the Nasdaq Capital Markets are shares of our Nevada holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIE and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Such VIE agreements have not been tested in a court of law in the PRC. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may lose control of our consolidated VIE, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our common stock. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and that we may incur substantial costs to enforce the terms of the arrangements. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE Agreements, we will rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. As such, the shareholders of VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Corporate Structure

The chart below depicts the corporate structure of our group as of the date of this prospectus.

Government Regulation; Licenses

Our operating entities’ operations are subject to and affected by PRC laws and regulations. The primary governmental regulation regulating the Internet security equipment industry in the PRC is the Cybersecurity Law, which governs entities providing “critical information infrastructure.” This statute provides basic protections for Internet users, such as not selling individual’s data to other companies without the user’s permission and not knowingly distributing malware. This law at present is only in draft form but is expected to be adopted in the near future. Our wholly owned subsidiaries and our VIE and its subsidiaries are required to have, and each has, a business license issued by the PRC State Administration for Market Regulation and its local counterparts. In addition, major PRC regulations applicable to our products and services and the Internet security industry include Computer Information System Security Specific Product Testing and Sales License Management Method (Ministry of Public Security Order No. 32) (“Order 32”) and Internet Security Protection Technology Measures Provision (Ministry of Public Security Order No. 82) (“Order 82”). Order 32 sets forth the license requirement for Internet security products providers and related approval procedures of license applications. Order 82 specifies certain security measures Internet service providers shall take to ensure Internet security. Providers of ISP connecting service and Internet-based data processing service are within the scope of Order 82. Shuhai Beijing has received the required license under Order 32 and it is currently being renewed.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Although we believe that CSRC’s approval is not required for the listing and trading of our common stock on Nasdaq in the context of this offering, we cannot assure you that relevant PRC governmental agencies, including the China Securities regulatory Commission (“CSRC”), would reach the same conclusion as we do. There is a possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We are also required by the Holding Foreign Companies Accountable Act to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for the Company is not subject to inspection by the PCAOB, our common stock may be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

We believe that (1) as of the date of this prospectus we, our subsidiaries and the VIE and VIE’s subsidiary are not required to obtain permissions from China Securities Regulatory Commission (the “CSRC”) to operate the current business and offer to sell or issue our shares being registered herein to non-Chinese investors, (2) based on that fact that none of Datasea, its subsidiaries, the VIE and VIE’s subsidiary collect, store or process customers’ information, Datasea, its subsidiaries, and the VIE are not required to obtain permissions under the Measures for Cybersecurity Review (2021) from Cyberspace Administration of China (the “CAC”) to operate the current business and offer to sell or issue Datasea’s shares being registered herein to non-Chinese investors. As such, Datasea, its subsidiaries and the VIE believe that (1) we have received all requisite permissions or approvals to operate the business and offer to sell or issue Datasea’s shares to non-Chinese investors and (2) none of Datasea, its subsidiaries or the VIE has been denied such permissions by any PRC authorities. As of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in China and nor do we need any additional permission or approval to offer, sell or issue our shares being registered herein to non-Chinese investors, other than a filing with the CSRC following any issuance of shares pursuant to this prospectus, but there is no guarantee that the Chinese authorities will not change their policy in future.

Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The CSRC issued the draft of Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for comments on December 24, 2021. On December 27, 2021, the NDRC and the Ministry of Commerce of the PRC jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the permission and approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected. Given the current PRC regulatory environment, it is uncertain whether and when Datasea, its subsidiaries or the VIE, will be required to obtain any permission from the PRC government to list on a U.S. stock exchanges in the future, and even when we obtain such permission, whether it will be denied or rescinded. If we (i) inadvertently concluded that any of such permission was not required or (ii) the applicable laws, regulations, or interpretations thereof changed and we were required to obtain such permissions or approvals in the future, Datasea, together with the subsidiary and the VIE, would actively seek such permissions or approvals. In the event that we failed to obtain such required approvals or permissions, it would be likely that Datasea’s securities would not be listed on a U.S. or other foreign exchange or would be delisted from such foreign exchange if already listed.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China of the PRC and Hong Kong.

Our independent registered public accounting firm has been inspected by the PCAOB on a regular basis and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

The recent developments would add uncertainties to any offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Cash Transfer and Dividend Payment

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIE’s and its subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under our current corporate structure, to fund any cash and financing requirements, Datasea may rely on dividend payments from its subsidiaries. Our WFOE, Tianjin Information, may receive payments from the VIE, Shuhai Beijing, which can then remit payments to Shuhai Information Skill (HK) Limited in accordance with its registration with the Chinese authority under the “Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies” of the PRC and pursuant to the terms of the VIE Agreements. In turn, Shuhai Information Skill (HK) Limited may make distribution of such payments directly to Datasea as dividends. Cash dividends, if any, on Datasea’s shares of common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. As of the date of this prospectus, we have not made any dividends nor distributions to any U.S. investors.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Shuhai Beijing is allowed to pay dividends in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate PRC government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for Shuhai Beijing’s accounts with little advance notice.

Datasea is a Nevada company which conducts substantially all of its operations in China through its PRC subsidiaries, the VIE and its subsidiaries established in China. Datasea may make loans to the PRC subsidiaries and VIE entities subject to the approval from PRC governmental authorities and limitation of amount, or may make additional capital contributions to subsidiaries and VIE entities in China.

Any loans to the subsidiaries or VIE entities in China are subject to foreign investment under PRC regulations and are subject to foreign exchange loan registrations. For example, loans by us to our wholly foreign-owned subsidiaries or VIE entities in China to finance their activities must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly use for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and does not violate with the negative list on foreign investment. However, there is some uncertainty as to how SAFE and competent banks will carry this out in practice. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis.

Current PRC regulations permit WFOE to pay dividends to Shuhai Information Skill (HK) Limited only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, in accordance with Article 166 of the PRC Company Law, each of the subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may further set aside a portion of its after-tax profits as the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of such entities board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

None of our VIE and its subsidiaries have issued any dividends or distributions to their respective holding companies, or to any investors as of the date of this prospectus. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. In the future, cash proceeds raised from overseas financing activities, may be transferred by us through our Hong Kong subsidiary, Shuhai Information Skill (HK) Limited to our PRC subsidiary Tianjin Information via capital contribution and shareholder loans, as the case may be. Tianjin Information will then transfer funds to our VIE and its subsidiaries to meet the capital needs of our business operations. Generally, Datasea exerts control over the operations of our VIE, Shuhai Beijing, as well as Shuhai Beijing’s subsidiaries, through the contractual arrangements between Tianjin Information and Shuhai Beijing, and we distribute earnings or settle amounts owed under the VIE Agreements with our VIE in the same manner as we would with a directly held subsidiary.

During each of the fiscal years ended June 30, 2022 and 2021, the only transfer of assets among Datasea Inc. (the US parent company) and its subsidiaries including the VIE was transfers of cash. Datasea Inc. provided cash to its subsidiaries either by way of capital contribution or by way of loan, from the proceeds it received from the financing. In addition, there were some loans obtained by certain Chinese subsidiaries, and those subsidiaries then loaned money to other subsidiaries to meet their working capital needs. The cash was transferred within the organization through the bank wiring. During the fiscal year ended June 30, 2022, Datasea Inc. invested an aggregate of approximately $7.06 million in cash to Shuhai information Skill (HK) Limited (“Shuhai HK”) and $7.07 million was invested to Tianjin Information from Shuhai HK. During the fiscal year ended June 30 2021, Datasea Inc. invested $1,360,000 to Shuhai HK, with the payment being sent to WFOE’s bank account directly, and WFOE’s $1,372,067 cash inflow from financing activities included Datasea Inc.’s investment of $1,360,000, Shuhai HK’s investment to WFOE of $10,689, and WFOE paid an expense of $123 for Shuhai HK, with the remaining difference of $1,501 being attributable to exchange rate difference. Please refer to “Note 2—Summary of Significant Accounting Policies—Condensed Consolidating Cash Flows Information” of our consolidated financial statements for the years ended June 30, 2022 and 2021 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Cautionary Statement Regarding our Variable Interest Entity Structure

Datasea is a holding company incorporated in the state of Nevada. As a holding company with no material operations of our own, Datasea conducts operations in China through our variable interest entity, or VIE, Shuhai Beijing”. This is an offering of the shares of common stock of the holding company. You are not investing in Shuhai Beijing, our VIE. Neither Datasea nor its subsidiaries own any share in Shuhai Beijing. Instead, we control and receive the economic benefits of Shuhai Beijing business operation through a series of contractual agreements, or the VIE Agreements. We are subject to certain legal and operational risks associated with being based in China and having a majority of our operations in through the contractual arrangements with our VIE. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The VIE Agreements are designed to provide our wholly-foreign owned entity (“WFOE”), Tianjin Information Sea Information Technology Co., Ltd. (“Tianjin Information”), with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of Shuhai Beijing, including absolute control rights and the rights to the assets, property and revenue of Shuhai Beijing. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of our VIE. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over Shuhai Beijing. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinse regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our common stock, which could cause the value of such securities to significantly decline or become worthless. Additionally, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board recently, our securities may be prohibited from trading if our auditor cannot be fully inspected.

Additionally, we are subject to certain legal and operational risks associated with our VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our VIE’s operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Cautionary Statement Regarding Doing Business in China

Our business operations are primarily based in China, and our VIE and its subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our VIE and its subsidiaries, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, all of the statements and regulatory actions referenced are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us, our subsidiaries, our VIE or its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of any overseas public offering, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations.

As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Corporate Information

We were incorporated under the laws of Nevada on September 26, 2014. Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240. Our corporate website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Additionally, we are also subject to the following risk factor.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

As previously reported, on December 9, 2022, Datasea received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying Datasea that, for the preceding 30 consecutive business days, Datasea’s Market Value of Listed Securities (“MVLS”) was below the $35 million minimum requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). Therefore, in accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Rule”), Datasea was provided 180 calendar days, or until June 7, 2023, to regain compliance with the MVLS Requirement. Subsequently, on June 8, 2023, Datasea received a letter from Nasdaq indicating that Datasea had not regained compliance with the Rule (the “Delisting Notice”), and that accordingly, its securities will be delisted from Nasdaq. Thus, unless Datasea requests an appeal of that determination pursuant to procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of Datasea’s common stock will be suspended at the opening of business on June 20, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove Datasea’s securities from listing and registration on Nasdaq.

On June 14, 2023, Datasea requested an appeal of Nasdaq’s determination and a hearing before the Nasdaq Hearings Panel (the “Panel”). As stated in the Delisting Notice, a hearing request will stay the suspension of Datasea’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

Datasea is considering its available options to resolve the deficiency and regain compliance with the MVLS Requirement within the allotted compliance period, which may include fund-raising activities through the issuance of new shares or securities. If Datasea fails to regain compliance with Nasdaq’s Listing Rules, it could be subject to suspension and delisting proceedings. If Datasea’s securities lose their status on The Nasdaq Capital Market, Datasea’s securities would likely trade in the over-the-counter market. If Datasea’s securities were to trade on the over-the-counter market, selling Datasea’s securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of Datasea may be reduced. In addition, in the event Datasea’s securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in Datasea’s securities, further limiting the liquidity of such securities. These factors could result in lower prices and larger spreads in the bid and ask prices for Datasea’s securities. Such delisting from The Nasdaq Capital Market and continued or further declines in Datasea’s share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

 USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for research and development, market development and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than as described above, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue 375,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, 27,784,133 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and non-assessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Effects of Provisions of Nevada Law

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Quotation

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our common stock is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939. We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

●	the title and type of the debt securities;

●	the total principal amount or initial offering price of the debt securities;

●	the date or dates when the principal of the debt securities will be payable;

●	whether we will have the right to extend the stated maturity of the debt securities;

●	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

●	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

●	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

●	the denominations in which any registered debt securities will be issuable;

●	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

●	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

●	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

●	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

●	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

●	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other; or

●	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement. Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

●	the conversion price or exchange ratio;

●	the conversion or exchange period;

●	whether the conversion or exchange will be mandatory or at the option of the holder or us;

●	provisions for adjustment of the conversion price or exchange ratio; and

●	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

●	the redemption date;

●	the redemption price;

●	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

●	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

●	the place or places of payment;

●	whether the redemption is for a sinking fund; and

●	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

●	default for 30 days in the payment of any interest installment when due and payable;

●	default in the making of any sinking fund payment when due;

●	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

●	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

●	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

○	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become

●	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

●	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

●	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

●	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

●	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

●	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

●	adding additional events of default for the benefit of the holders;

●	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

●	to secure the debt securities;

●	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

●	to evidence and provide for acceptance of a successor trustee; and

●	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

●	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

●	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

●	impair the right to institute suit for enforcement of payments;

●	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

●	modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

●	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

●	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

●	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

●	have become due and payable;

●	will become due and payable at their stated maturity within one year; or

●	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

●	the trustee is a trustee under another indenture under which our securities are outstanding;

●	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

●	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

●	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

●	the trustee is one of our creditors; or

●	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement. We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

●	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

●	any applicable material United States federal income tax considerations;

●	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the designation, amount, currency, denominations and terms of any common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

●	provisions for changes to or adjustments in the exercise price;

●	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

●	information with respect to any book-entry procedures;

●	any antidilution provision of the warrants;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers for resale to the purchasers;

●	directly to purchasers;

●	through agents or dealers to the purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

●	the terms of the offering

●	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

●	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

●	that the securities are being solicited and offered directly to institutional investors or others;

●	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

●	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices at the time of sale; or

●	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

●	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

●	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Sichenzia Ross Ference LLP, New York will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP), independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the year ended June 30, 2022 (filed on September 28, 2022);

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022 (filed on November 14, 2022); December 31, 2022 (filed on February 13, 2023); and March 31, 2023 (filed on May 15, 2023);

●	Our Current Reports on Form 8-K filed on September 30, 2022; November 15, 2022; December 14, 2022; February 16, 2023; May 22, 2023; June 13, 2023; June 15, 2023 and June 20, 2023;

●	Our Preliminary Information Statement on Schedule 14C, filed with the SEC on June 13, 2023;

●	Our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on April 27, 2023; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Datasea Inc.

Attention: Corporate Secretary

20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

+86 10-56145240

Datasea Inc.

     SHARES OF COMMON STOCK AND PRE-FUNDED WARRANTS

Prospectus Supplement

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

September      , 2023